Exhibit 10.12
SECOND AMENDMENT TO LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is entered into as of January 4, 2022, by and between TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (“Borrower”), TERRA PROPERTY TRUST, INC., a Maryland corporation (“Guarantor”), on the one hand, and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), on the other hand.

RECITALS

1.Lender heretofore extended to Borrower a revolving line of credit in the original maximum principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Revolving Line of Credit”), which Revolving Line of Credit is evidenced by, without limitation, that certain Promissory Note dated as of March 12, 2021, executed by Borrower in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Note”).

2.In connection with the Loan, Borrower also executed and delivered to and in favor of Lender that certain Business Loan Agreement (Revolving Line of Credit) dated March 12, 2021 (together with any and all amendments thereto or modifications thereof, the “Loan Agreement”), pursuant to which, among other things, Borrower granted to Lender a security interest in the Collateral (as defined in the Loan Agreement) to secure Borrower’s obligations to Lender in connection with the Loan.

3.Payment and performance of Borrower’s indebtedness and obligations in connection with the Revolving Line of Credit was and is guaranteed by Guarantor to the extent set forth in the Limited Guaranty dated as of March 12, 2021 in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Guaranty”).

4.Lender perfected its interest in and to the Collateral by causing to be filed a UCC-1 financing statement with the Delaware Secretary of State on March 12, 2021, as Filing No. 2021 2003482 (the “UCC Financing Statement”). Lender’s security interest in the Collateral is first in priority and duly perfected under applicable Law.

5.On or about June 9, 2021, Borrower, Guarantor and Lender entered into the First Amendment to Loan Documents (“First Amendment”).

6.The Loan Agreement, Note, Guaranty, UCC Financing Statement, First Amendment and all other assignments, agreements, instruments and other documents executed by Borrower or Guarantor in connection with the Revolving Line of Credit shall at times hereinafter be referred to collectively as the “Loan Documents.”

7.Borrower and Guarantor have requested that Lender, among other items, (i) increase the Credit Limit to $125,000,000.00, and (ii) extend the maturity date of the Loan to March 12, 2024. Lender has agreed to do so, subject to the terms and conditions set forth herein.

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AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.Recitals; Defined Terms.

The recitals are incorporated herein by this reference as are all exhibits. Borrower and Guarantor, and each of them, agree and acknowledge that the factual information recited above is true and correct. Except as may be otherwise expressly defined in this Agreement, all terms used in this Agreement beginning with a capital letter shall have the meanings ascribed to them in the Loan Agreement.

2.Borrower and Guarantor Acknowledgments as to Obligations and Other Matters.

a.Borrower and Guarantor each acknowledge, confirm and agree that as of December 28, 2021, the total outstanding principal balance of the Note is $38,575,894.93 plus accrued and unpaid interest thereon.

b.Borrower and Guarantor, and each of them, specifically acknowledge, confirm and agree that they do not have any valid offset or defense to the obligations, indebtedness and liability under the Loan Documents.

3.Reaffirmation of Obligations.

This Agreement is, in part, a reaffirmation of the obligations, indebtedness and liability of Borrower and Guarantor, and each of them, to Lender as evidenced by the Loan Agreement, Guaranty and the other Loan Documents. Therefore, Borrower and Guarantor, and each of them, represent, warrant, acknowledge and agree that, except as specified herein, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect, without waiver or modification of any kind whatsoever, and are ratified and confirmed in all respects.

4.Increase in Credit Limit.

a.The Credit Limit is hereby increased from $75,000,000.00 to
$125,000,000.00, subject to the terms and conditions of the Loan Agreement, this Amendment and the other Loan Documents.

b.Any and all references in the Note, Loan Agreement, and the other Loan Documents to the principal loan amount of “Seventy-Five Million and No/100 Dollars ($75,000,000.00)” and “75,000,000.00” shall be replaced with “One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00)” and “125,000,000.00”, respectively.

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5.Amendment to Loan Agreement.

a.The definition of “Credit Limit” in Section 1 of the Loan Agreement is hereby amended to read as follows:

“‛Credit Limit’ means One Hundred and Twenty-Five Million Dollars ($125,000,000.00).”

b.Section 4.2.2 of the Loan Agreement is hereby amended to read as follows:

“4.2.2 Compensating Balances. Borrower and Guarantor shall maintain the Compensating Balance Account(s) with an average daily aggregate balance in such Account(s) of not less than $8,000,000.00 at all times (‘Compensating Balance Amount’) during the term of the Loan, to be reviewed quarterly, beginning with the calendar quarter ending December 31, 2021. Should the Compensating Balance Requirement fail to be maintained during any calendar quarter during the term of the Loan (‘Quarter’), such will not constitute an Event of Default, but the interest rate that is applicable on the Note during the next Quarter shall automatically be increased by one-quarter of one percent (0.25%) (‘Increased Spread’) over the interest rate that would otherwise be applicable on the Note for such Quarter had the Compensating Balance Requirement been satisfied. For the avoidance of doubt, in any Quarter that the Compensating Balance Requirement is satisfied, Borrower will not be charged the Increased Spread on the applicable Note rate in the next succeeding Quarter. In any Quarter that the Compensating Balance Requirement is not satisfied, Borrower will be charged the Increased Spread on the applicable Note rate for the next succeeding Quarter.”

c.Section 4.12 of the Loan Agreement is hereby amended to read as follows:

“4.12 EXTENSION OPTION. On or before February 12,2024, provided no Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default) shall exist under any of the Loan Documents and Borrower is in full compliance with each term, condition and covenant contained in this Agreement and the other Loan Documents, Borrower may submit a written request to extend the Commitment Term for an additional twelve (12) month period. In the event Borrower requests an extension of the Commitment Term for an additional twelve (12) month period, Lender may, in its sole discretion, determine whether or not to grant such request and, if so, the terms and conditions for the granting of such request. Borrower shall execute such documents and instruments required by Lender if it grants such request, and shall reimburse Lender for any fees and costs incurred by Lender in the granting and documenting of any extension (if Borrower does not approve any such documents or instruments, then Borrower and Lender agree that the extension shall not be granted by Lender). In the event that Lender grants an extension of the Commitment Term for an additional twelve (12) month period, Borrower shall have the option, in its sole discretion, to request an additional extension of the Commitment Term prior to the end of that

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twelve (12) month period, subject to the provisions of this Section 4.12. Borrower understands that under no circumstances is Lender required to grant any extension of the Commitment Term if a request is made, and Borrower assumes the risk that no extension of the Commitment Term will be granted by Lender.”

d.Section 6.18.2 of Schedule 6.18 of the Loan Agreement is hereby amended to read of as follows:

“6.18.2MINIMUM PROFITABILITY. At all times during the term of the Loan, Borrower shall cause Guarantor to maintain an Operating Profit of not less than
$3,500,000.00 for each calendar quarter during the term of the Loan, measured on a trailing quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year, commencing on December 31, 2021, for the immediately preceding three (3) consecutive calendar month period of time, based upon the Financial Statements delivered by Borrower to Lender in accordance with Sections 6.5.4 and 6.5.5 on Schedule 6.5. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable judgment, evidencing Guarantor’s compliance with the minimum requirement set forth in this Section 6.18.2.”

e.Clause (a) of Schedule 2 of the Loan Agreement is hereby amended to read as follows:

“(a) Any Collateral Loan that is not secured by a Collateral Mortgage with a first (1st) lien priority on underlying real property collateral that, at the time of closing of such Collateral Loan, is located within one of the top 200 metropolitan statistical areas in the United States of America (this paragraph will cease to apply to a Collateral Loan accepted as an Eligible Receivable by Lender).”

f.The Advance Rate Schedule attached to the Loan Agreement as Exhibit E is hereby deleted and replaced by the Advance Rate Schedule attached hereto as Amended Exhibit E.

6.Amendment to Note.

The Note is hereby amended pursuant to the Amended and Restated Promissory Note executed by Borrower in favor of Lender concurrently herewith (“Amended Note”). All references in the Loan Documents shall mean the Note, as amended and restated by the Amended Note.

7.Agreement as a Loan Document.

From and after the effective date of this Agreement, this Agreement and any other documents and instruments executed in connection herewith shall each constitute one of the “Loan Documents.”

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8.Effective Date of Agreement.

This Agreement and the amendments provided for herein shall be effective as of the date set forth above, subject to the timely and complete satisfaction of each and all of the conditions precedent set forth in Section 10 of this Agreement.

9.Borrower’s and Guarantor’s Representations and Warranties.

Borrower and Guarantor, and each of them, hereby represent and warrant to Lender and covenant and agree with Lender as follows:

a.Borrower and Guarantor, and each of them, have full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Borrower and Guarantor and the consummation by Borrower and Guarantor of the transactions contemplated hereby have been duly authorized by all necessary action by or on behalf of Borrower and Guarantor. This Agreement is a valid and binding obligation of Borrower and Guarantor, and each of them, enforceable against Borrower and Guarantor in accordance with its terms.

b.Neither the execution and delivery of this Agreement by Borrower and Guarantor, or either of them, nor the consummation by Borrower and Guarantor, or either of them, of the transactions contemplated hereby, conflicts with or constitutes a violation or a default under any law applicable to Borrower and Guarantor, or either of them, or any contract, commitment, agreement, arrangement or restriction of any kind to which Borrower and Guarantor, or either of them, is a party, by which Borrower and Guarantor, or either of them, is bound or to which any of Borrower’s and Guarantor’s, or either of their, property or assets is subject.

c.There are no actions, suits or proceedings pending, or to the knowledge of Borrower and Guarantor, or either of them, threatened against or affecting Borrower and Guarantor, or either of them, respectively, in relation to their obligations to Lender or involving the validity and enforceability of this Agreement, the Loan Agreement, the Note, the Guaranty or any of the other Loan Documents, as applicable, or the priority of any liens given by Borrower to Lender in accordance with the Loan Agreement, and the other Loan Documents, at law or in equity, or before or by any governmental agency, or which could have an adverse effect on the financial condition, operations, properties, assets, liabilities or earnings of Borrower and Guarantor, or either of them, or the ability of Borrower and Guarantor, or either of them, to perform their respective obligations to Lender.

d.Borrower and Guarantor, and each of them, hereby reaffirm and confirm that the representations and warranties of Borrower and Guarantor, as applicable, contained in the Loan Documents are true, correct and complete in all respects as of the date of this Agreement.

e.Borrower and Guarantor, and each of them, are in full and complete compliance with the terms, covenants, provisions and conditions of the Loan Agreement, the Note, the Guaranty and the other Loan Documents to which they are a party.

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All covenants, representations and warranties of Borrower and Guarantor herein are incorporated by reference and hereby made a part of the Loan Agreement and the Guaranty, as applicable.

10.Conditions Precedent to Effectiveness of Agreement.

The effectiveness of this Agreement shall be expressly conditioned upon the following having occurred or Lender having received all of the following on or before January 5, 2022, in form and content satisfactory to Lender and its counsel, in its or their sole and absolute discretion, and suitable for filing or recording, as the case may be, as required:

a.This Agreement, fully executed by Borrower and each Guarantor;

b.The Amended Note, fully executed by Borrower;

c.Payment of a loan and modification fee of $218,750.00, which Borrower and Guarantor acknowledge and agree is deemed fully earned when paid;

d.Such additional information, assignments, agreements, resolutions, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, consents and opinions as Lender may request, in its sole and absolute opinion and judgment, in connection with this Agreement and/or any of the matters which are the subject of this Agreement; and

e.Payment of the fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Agreement including, but not limited to, attorneys’ fees, and other costs and fees of other professionals retained by Lender.

11.Release. In consideration of the benefits provided by Lender through this Amendment, Borrower hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns (the “Released Parties”), for, from, and against any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of the Borrower and, whether now known or which, upon reasonable investigation, would have been known to the Borrower, and whether contingent or matured: (i) in respect of any of the Loan Documents, or the actions or omissions of Lender occurring prior to the date of this Amendment in respect of the obligations, or any duties under the Loan Documents; and (ii) arising from events occurring prior to the date of this Amendment. Borrower acknowledges that it has been informed by their attorneys, and are aware of and familiar with the general principle of law which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor (the “Unknown Claims”). To the extent applicable, Borrower expressly waives and relinquishes all rights and benefits they may have under the principle of law relating to the release of Unknown Claims.

12.Miscellaneous.

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a.Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

b.This Agreement may be executed in one or more counterparts but all of the counterparts shall constitute one agreement; provided, however, this Agreement shall not be effective and enforceable unless and until it is executed by all parties hereto.

c.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ANY CONFLICTS OF LAW CONCEPTS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

d.Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or “.pdf” transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” were an original thereof.

e.This Agreement and the other documents and instruments executed in connection therewith constitute the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

f.This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and Guarantor, and each of them, and their respective successors and assigns, except that neither Borrower nor any Guarantor shall assign their rights hereunder or any interest therein without the prior written consent of Lender.

g.This Agreement is not a novation, nor, except as expressly provided in this Agreement, is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers or rights set forth in the Loan Documents. Nothing contained in this Agreement shall be deemed to constitute a waiver by Lender of any required performance by Borrower or Guarantor, and each of them, of any Event of Default or default heretofore or hereafter occurring under or in connection with the other Loan Documents. In the event there is a conflict in any term, condition or provision of this Agreement, on the one hand, and the Loan Agreement, the Guaranty, or any of the other Loan Documents, on the other hand, the terms, conditions and provisions of this Agreement are to control.

[Signature Page Follows]

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TN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed and delivered this Agreement as of the date et forth above.

BORROWER:

TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By: /s/ Greg Pinkus
Name: Greg Pinkus
Its:    Authorized Signatory

GUARANTOR:

TERRA PROPERTY TRUST, INC.,
a Maryland corporation

By:/s/ Greg Pinkus
Name: Greg Pinkus
Its: Authorized Signatory

[SIGNATURE PAGE CONTINUES]

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LENDER:

WESTERN ALLIANCE BANK,

By: /s/ Kenneth C. Hedberg
Name: Kenneth C. Hedberg
Title: Vice President

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AMENDED EXHIBIT E

ADVANCE RATE SCHEDULE

Property Type Category	Advance Rate[1]	Advance Sublimits
		Bridge / Renovation	Ground-Up Construction	Dwell Time (Months)	Max Note Maturity (Months)[2]
SFR Owner Occupied	N/A	N/A	N/A	N/A	N/A
SFR Investor	N/A	N/A	N/A	N/A	N/A
SFR Developer	N/A	N/A	N/A	N/A	N/A
CRE Multi Family	70% LTB / 50% LTV	$125,000	$87,500	36	60
CRE Mixed Use	70% LTB / 50% LTV	$125,000		36	60
CRE Office	70% LTB / 50% LTV	$87,500		36	60
CRE Industrial	70% LTB / 50% LTV	$125,000		36	60
CRE Retail	60% LTB / 45% LTV	$31,250	$0	36	60
CRE Hospitality	60% LTB / 45% LTV	$31,250	$0	36	60
CRE Special Purpose	65% LTB / 50% LTV	$62,500	$0	36	60
Land	55% LTB / 45% LTV	$31,250	N/A	24	36
1LTB based upon Note's Unpaid Principal Balance. LTV based upon Bank Reviewed Appraisal.
2Max note maturities of Construction Notes not to exceed 36-months.

Notwithstanding the foregoing, Advances are subject to the following additional limitations:

1.Advances on any single Collateral Loan shall not exceed $25,000,000.00. On a case by case basis, Lender may approve advances greater than $25,000,000.00 at its sole and absolute discretion, and subject to additional recourse being available to Lender for proceeds in excess of $25,000,000.00.

2.The aggregate amount of all Advances on Collateral Loans secured by Underlying Collateral located in the New York City metropolitan areas shall not exceed
$18,750,000.00.

3.In the event any Collateral Loan Obligor, including any affiliate thereof, has two (2) or more Collateral Loans that otherwise qualify as Eligible Receivables, the aggregate Advances to Borrower for such Collateral Loans shall not exceed, in the aggregate, an amount equal to twenty-five percent (25%) of the Credit Limit;

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4.In the event that the Collateral Loan is acquired by Borrower, as opposed to originated by Borrower, subject to the Advance sublimits set forth above, the Advance Rate shall not exceed one hundred percent (100%) of the acquisition price for such Collateral Loan.

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